                                                                      EXHIBIT 23

                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Tambrands Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-50961 on Form S-3 and Nos. 2-77947, 33-13902, 33-36746, 33-40161, 33-43713 and
33-50398 on Form S-8 of Tambrands Inc. of our reports dated January 24, 1995, relating to the consolidated balance sheets of Tambrands Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which reports appear in the December 31, 1994 annual report on Form 10-K of Tambrands Inc. Our reports refer to a change in accounting for postemployment benefits in 1993 and for postretirement benefits in 1992.

                                                      KPMG PEAT MARWICK LLP



Stamford, Connecticut
March 30, 1995